QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1

INVESTOR CONTACT:
Katie Scherping
Tanning Technology Corporation
4600 South Syracuse Street
Suite 300
Denver, CO 80237 USA
Tel: 303.220.9944

EDITORIAL CONTACT:
Mimi Flanders
Tanning Technology Corporation
303.220.9944
mflanders@tanning.com

Tanning Technology Corporation Reports
First Quarter Results

Denver, Colorado—May 1, 2003—Tanning Technology Corporation (Nasdaq: TANN), a global IT systems integrator and solutions provider, today announced financial results for the first quarter ended March 31, 2003.

        For the first quarter of 2003, service revenues totaled $3.3 million, a 34% increase from the fourth quarter of 2002.

        On an as reported basis, the Company's net loss for the quarter was $1.0 million, or $(0.05) per basic and diluted share as compared to a net loss of $3.1 million, or $(0.15) per basic and diluted share, for the fourth quarter 2002. Excluding the impact of the reversal of approximately $907,000 of previously recorded restructuring charges, the Company's loss for the quarter would have been $1.9 million, or $(0.09) per basic and diluted share, as compared to a pro-forma loss of $3.2 million, or $(0.15) per basic and diluted share, for the fourth quarter of 2002.

        The Company's cash and cash equivalents totaled $35.2 million at March 31, 2003. The Company announced on April 21, 2003 that it had entered into a definitive merger agreement pursuant to which Tiger Holding Corporation, a subsidiary of Platinum Equity, LLC, agreed to acquire all outstanding shares of the Company for $24,000,000 in cash. The transaction is still subject to the approval of the Company's stockholders and other customary closing conditions. It is expected that this transaction will close within 60-90 days of the announcement.

        The Company announced today that it has implemented further cost reduction initiatives in its North American operations, which will result in a workforce reduction of 15 employees, and an estimated restructuring charge of $0.8 million, to be recorded and paid during the second quarter of 2003. The Company expects future quarterly savings of approximately $0.5 million as a result of these cost reduction measures. As per the terms of its definitive merger agreement, the Company has received the consent of Tiger Holding Corporation regarding the execution of these cost reduction initiatives.

        The Company filed today, with the Securities Exchange Commission (SEC), its Quarterly Report on Form 10-Q. To view this report, visit the SEC's website at www.sec.gov, or the investor relations section of the Company's website at www.tanning.com.

Consolidated Statements of Operations

(in thousands except per share data)

	Three months ended March 31,
	2003	2002
As Reported
Service revenues	$3,278	$2,003
Reimbursable expenses	442	118

Total revenues	3,720	2,121
Project personnel costs	2,415	3,418
Reimbursable expenses	442	118
Selling, marketing and administrative costs	2,873	4,974
Restructuring charges	(907)	1,343

Loss from operations	(1,103)	(7,732)
Interest income and other, net	134	225

Loss before income taxes	(969)	(7,507)
Income tax provision	0	1,243

Net loss	$(969)	$(8,750)

Basic and diluted loss per share	$(0.05)	$(0.41)

Basic and diluted weighted average shares	20,802	21,154

Pro Forma Reconciliation(1)
Net loss	$(969)	$(8,750)
Add back restructuring charges (reversals)	(907)	1,343
Add back increase in valuation allowance on deferred tax assets	—	1,243

Pro forma net loss	$(1,876)	$(6,164)

Pro forma basic and diluted loss per share	$(0.09)	$(0.29)

Basic and diluted weighted average shares	20,802	21,154

(1)
The 2003 and 2002 pro forma data excludes the impact of the restructuring charges, and any reversals of restructuring charges. In addition, the 2002 pro forma data excludes the impact of the increase in the valuation allowance on deferred tax assets. This is not intended to represent financial results prepared in accordance with Generally Accepted Accounting Principles or to predict results for future periods.

Consolidated Balance Sheets

(in thousands)

	March 31, 2003	December 31, 2002
Assets:
Cash and cash equivalents	$35,226	$40,333
Accounts receivable, net	4,038	2,609
Other current assets	1,699	2,009

Total current assets	40,963	44,951
Property and equipment, net	1,999	2,230
Other long-term assets	284	216

Total assets	$43,246	$47,397

Liabilities and stockholders' equity:
Accounts payable	$181	$240
Accrued compensation	1,532	1,758
Accrued restructuring charge, current	2,218	2,410
Other current liabilities	287	594

Total current liabilities	4,218	5,002
Accrued restructuring charge, non-current	1,378	3,710
Other long-term liabilities	606	666
Stockholders' equity	37,044	38,019

Total liabilities and stockholders' equity	$43,246	$47,397

About Tanning Technology Corporation

        Tanning Technology Corporation is an information technology solutions provider that develops, deploys and optimizes IT systems that reduce cost, improve performance and drive competitive advantage for leading companies worldwide. Our focus is on mission-critical business systems that are engineered to integrate, perform and scale, reliably and predictably. Tanning's years of experience in pushing system performance limits has resulted in a unique family of Powering Performance™ solutions that are at the core of everything we do. Our solutions are focused on industries in which mission-critical high-performance IT systems provide competitive advantage, including financial services, logistics, travel and transportation, insurance and healthcare. More information about Tanning can be found at www.tanning.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

        This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements relating to the Company's forecasts, estimates, expectations, beliefs, hopes, intentions, prospects and strategies. Such forward-looking statements, including those relating to the Platinum merger transaction, are subject to various risks and uncertainties, many of which are beyond the control of the Company. Actual results could differ materially from the forward-looking statements and the Company's forecasts, estimates and expectations as a result of, among other things, our inability to consummate the merger transaction we are pursuing in a timely and cost-effective manner, or at all, variations in demand for information technology services and in economic conditions generally, the Company's ability to attract business from new clients, and maintain and expand business from its existing clients, the Company's dependence on its principal clients, our inability to maintain compliance with Nasdaq's minimum bid requirement, the ability of clients to terminate projects before completion, difficulties in estimating the time and resources necessary for project engagements and in continuing to perform challenging, time-sensitive and critical projects in a manner that satisfies the Company's clients, potential collection risks arising from clients with uncertain financial condition or otherwise facing budget pressures, the intensely competitive nature of the business areas in which the Company functions, difficulties in controlling costs in the face of uncertain and changing revenues, difficulties associated with international operations, potential difficulties in managing growth, controlling costs, recruiting and retaining technical and management professionals and key employees, difficulties in responding to changing technology, industry standards and client preferences, difficulties associated with potential acquisitions and investments, and the other factors set forth in the Company's prospectus dated July 22, 1999, its quarterly reports on Form 10-Q, and its annual reports on Form 10-K, each as filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Tanning, the Tanning logo, "Powering Performance," "Proof of Integration," "Performance Test Engineering," "Performance Operations Engineering," and "Performance Engineered Life Cycle" are trademarks of Tanning Technology Corporation. All other trademarks are the property of their respective owners.

QuickLinks

  EXHIBIT 99.1
Tanning Technology Corporation Reports First Quarter Results
Consolidated Statements of Operations (in thousands except per share data)
Consolidated Balance Sheets (in thousands)